J.P. MORGAN FUNDS

COMBINED AMENDED AND RESTATED
RULE 18f-3 MULTI-CLASS PLAN

(Amended as of November 17, 2010)

I.

Introduction

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), the following sets forth the method for allocating fees and expenses among each class of shares (“Shares”) of the underlying investment funds of the investment companies listed on Exhibit A (each a “Company”) that issues multiple classes of shares (the “Multi-Class Funds”). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the “Plan”) sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below.  This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.

Allocation of Expenses

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares.  Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes.  In addition, pursuant to Rule 18f-3, each Company may, at the Board’s discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

1.

transfer agent fees identified by the transfer agent as being attributable to such class of shares;

2.

printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

3.

blue sky fees incurred by such class of shares;

4.

Securities and Exchange Commission registration fees incurred by such class of shares;

5.

the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

6.

litigation or other legal expenses relating solely to such class of shares;

7.

Trustees fees incurred as result of issues relating to such class of shares; and

8.

independent accountants’ fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund.  However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets.  In addition, in the event that the net asset value of a class of a money market fund operating in reliance on Rule 2a-7 deviates from an unrounded $1.00000, upon a determination by the Board of Trustees that such action is fair to shareholders of each class of the Fund, and the vote of the Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Fund, the Fund shall reallocate capital among the outstanding share classes of such Fund so that, following such reallocation, the net asset value of each class of the Fund shall be the same. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

Class Arrangements.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. The Equity Funds, Fixed Income Funds, Short-Term Funds, and Money Market Funds are indicated on Exhibit B. Additional details regarding such fees and services are set forth in each Fund’s current Prospectus and Statement of Additional Information.

Variable NAV Funds

	Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2
Initial Sales Load

EQUITY: Up to 5.25% of offering price[1]

(4.50% of the offering price for the JPMorgan Investor Funds, JPMorgan SmartRetirement Funds, JPMorgan Income Builder Fund, JPMorgan Alternative Strategies Fund, JPMorgan Diversified Real Return Fund and JPMorgan Diversified Fund )

FIXED INCOME (excluding SHORT-TERM): Up to 3.75% of offering price[1]

SHORT-TERM: Up to 2.75% of offering price[2]

ALL FUNDS: No initial sales load if initial purchase is in excess of $1,000,000

		None	None	None	None	None	Up to 1.50% of offering price for Short-Term Bond Fund II	None	None	None

_________________

*	Closed to new investors.

[1]	Ultra Shares to be renamed Class R6 Shares as of November 30, 2010.

[2]	The JPMorgan Equity Funds, JPMorgan Fixed Income Funds and JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B (each "Equity Funds," "Fixed Income Funds," and “Short-Term Funds," respectively).

1

	Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2
Contingent Deferred Sales Charge (CDSC)[3]

FIXED INCOME FUNDS:

For purchases of Fixed Income Funds prior to July 1, 2010:

Applies only to purchases of $1,000,000 or more

SHORT TERM FIXED INCOME: 0.50% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.  If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

EQUITY AND FIXED INCOME: 5.00% in the first year, 4.00% in the second year, 3.00% in the third and fourth years, 2.00% in the fifth year, 1.00% in the sixth year, and eliminated thereafter.

SHORT-TERM: 3.00% in the first and second years, 2.00% in the third year, 1.00% in the fourth year, and eliminated thereafter.

For purposes of determining the number of years from the time of any payment for the purchase of shares, the Funds assume that all purchases made in a given month were made on the first day of the month.

1.00% in the first year and eliminated thereafter.

Class C Shares of the JPMorgan Limited Duration Bond Fund, the JPMorgan Short Duration Bond Fund, and the JPMorgan Short-Intermediate Municipal Bond Fund (collectively, the “Short Term Bond Funds”) are not subject to a CDSC.

For purposes of determining the number of years from the time of any payment for the purchase of shares, the Funds assume that all purchases made in a given month were made on the first day of the month.

No CDSC is imposed on share appreciation, nor is CDSC imposed on shares acquired through reinvestment of dividends or capital gains distributions.

				None	None	None	None	None	None	None

_________________

[3]	CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class A shares, the CDSC is based on the original cost of the shares. For Class B and Class C shares of the Funds (other than JPMorgan Trust II Funds) purchased before February 19, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B and Class C shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For Class B and Class C shares of the JPMorgan Trust II Funds, the CDSC is based on the original cost of the shares.

Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2

FIXED INCOME:  For shares of the Funds (other than the JPMorgan Mortgage-Backed Securities Fund), 0.75% of the purchase price for shares redeemed or exchanged into a money market fund during the first 12 months after purchase and 0.35% for shares redeemed or exchanged into a money market fund between 12 and 24 months after purchase.

For shares of the JPMorgan Mortgage-Backed Securities Fund, 0.50% of the purchase price for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

No CDSC is imposed on share appreciation, nor is CDSC imposed on shares acquired through reinvestment of dividends or capital gains distributions.  Therefore, in order to keep the CDSC as low as possible, the Funds first will redeem any Class A shares in the shareholder's Fund account (unless the shareholder elects to have Class B shares redeemed first), followed by shares acquired through dividend reinvestment, and lastly by the shares held for the longest time.

Therefore, in order to keep the CDSC as low as possible, the Funds first will redeem any Class A shares in the shareholder's Fund account, followed by shares acquired through dividend reinvestment, and lastly by the shares held for the longest time.

Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2

For purchases of Fixed Income Funds beginning July 1, 2010:

SHORT TERM FIXED INCOME:  Applies only to purchases of $500,000 or more

0.50% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

FIXED INCOME: Applies only to purchases of $1,000,000 or more

Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2

For shares of the Funds (other than the JPMorgan Mortgage-Backed Securities Fund), 0.75% of the purchase price for shares redeemed or exchanged into a money market fund during the first 18 months.

For shares of the JPMorgan Mortgage-Backed Securities Fund, 0.50% of the purchase price for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2

EQUITY FUNDS: Applies only to purchases of $1,000,000 or more

Other than the JPMorgan Market Expansion Index Fund and the JPMorgan Equity Index Fund, 1.00% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase and 0.50% for shares redeemed or exchanged into a money market fund between 12 and 18 months after purchase.

For the JPMorgan Market Expansion Index Fund 0.25% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.  For the Equity Index Fund, 0.00% for shares redeemed or exchanged into a money market fund.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

	Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2

ALL FUNDS: For purchases prior to November 1, 2009 this CDSC may be waived if the distributor receives notice before the shareholder invests that the shareholder's Financial Intermediary is waiving its commission.

Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

Rule 12b-1 Distribution Fees	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	0.35% per annum of average daily net assets of Short Term Bond Fund II	0.35% per annum of average daily net assets.	None	0.50% per annum of average daily net assets.
Shareholder Servicing Fees[4]	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	None	Up to 0.25% per annum of average daily net assets of Short Term Bond Fund II.	None	Up to 0.05% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.

[4]	The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

	Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2
Conversion Features	None

Convert to Class A Shares on the first business day of the month following the eighth anniversary of the original purchase (EQUITY and FIXED INCOME FUNDS) or following the sixth anniversary of original purchase (SHORT-TERM FUNDS), based on relative net asset values of the two classes. Shares acquired by the reinvestment of dividends and distributions are included in the conversion.

			None	None	None	None	None	None	None	None

	Class A	Class B	Class C	Select	Institutional	Ultra/R6[1]	Class M	Investor*	Class R5	Class R2
Exchange Privileges[5]

ALL FUNDS: Class A Shares of a Fund may be exchanged (i) for Class A Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements; or (ii) for Morgan Shares of a JPMorgan money market fund.

Class B Shares of a Fund may be exchanged for Class B Shares of another JPMorgan Fund.

Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short –Intermediate Municipal Bond Fund, and JPMorgan Limited  Duration Bond Fund (the “Short Term Bond Funds”) may be exchanged for Class C Shares of any other JPMorgan Fund, including Class C Shares of any of the Short Term Bond Funds. Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, other than for Class C Shares of the Short Term Bond Funds.

Select Class Shares of a Fund may be exchanged for Select Class Shares of another  non-money market JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.

Institutional Class Shares of a Fund may be exchanged for Institutional Class Shares of another non-money market JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.

						Ultra Shares of a Fund may be exchanged for Ultra Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.	Class M Shares of the Fund may be exchanged for Class M Shares of certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.

Investor shareholders may exchange their Investor shares of a Fund for Class A shares of another JPMorgan Fund or Morgan shares of a JPMorgan money market fund, subject to meeting any minimum investment or eligibility requirements.[6]

									None	None

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[5]	Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-3 Multi-Class Plan, “J.P. Morgan Funds” include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Mutual Fund Group; (2) J.P. Morgan Fleming Mutual Fund Group, Inc.; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.

[6]	Currently only the Undiscovered Managers Behavioral Growth Fund offers Investor shares. Therefore, there can be no exchange for other Investor shares. Were JPMorgan Funds to offer Investor shares in the future, exchanges may be allowed between other Investor shares.

Money Market Funds

	Morgan	Reserve	Class B	Class C	Institutional	Premier	Agency	Capital	Cash Management	Service	Investor
Initial Sales Load	None	None	None	None	None	None	None	None	None	None	None
Contingent Deferred Sales Charge (CDSC)[7]	None	None	5.00% in the first year, 4.00% in the second year, 3.00% in the third and fourth years, 2.00% in the fifth year, 1.00% in the sixth year, and eliminated thereafter.	1.00% in the first year and eliminated thereafter.	None	None	None	None	None	None	None
Rule 12b-1 Distribution Fees	0.10% per annum of average daily net assets (except JPMorgan Prime Money Market Fund).	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	None	0.50% per annum of average daily net assets.	0.60% per annum of the average daily net assets.	None
Shareholder Servicing Fees[8]	Up to 0.35% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.15% per annum of average daily net assets.	Up to 0.05% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.35% per annum of average daily net assets.

_________________

[7]	CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class A shares, the CDSC is based on the original cost of the shares. For Class B and Class C shares of the JPMorgan Trust I Funds purchased before February 19, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B and Class C shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For Class B and Class C shares of the JPMorgan Trust II Funds regardless when purchased, the CDSC is based on the original cost of the shares.

[8]	The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

	Morgan	Reserve	Class B	Class C	Institutional	Premier	Agency	Capital	Cash Management	Service	Investor
Conversion Features	None	None

Convert to Morgan Shares on the first business day of the month following the eighth anniversary of the original purchase, based on relative net asset values of the two classes.  Shares acquired by the reinvestment of dividends and distributions are included in the conversion.

				None	None	None	None	None	None	None	None
Exchange Privileges[9]	Morgan Shares of a Fund may be exchanged for other JPMorgan Funds that offer Morgan Shares or Class A Shares of another JPMorgan Fund, subject to any applicable initial sales load.	Reserve Shares may be exchanged for Reserve Shares of other JPMorgan Funds, subject to any investment minimum and eligibility requirements.	Class B Shares of a Fund may be exchanged for Class B Shares of another JPMorgan Fund.

Class C Shares of the Short Term Bond Funds may be exchanged for Class C Shares of any other JPMorgan Fund, including Class C Shares of any of the Short Term Bond Funds. Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, other than for Class C Shares of the Short Term Bond Funds.

					Institutional Class Shares may be exchanged for Institutional Class Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Premier Shares may be exchanged for Premier Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Agency Shares may be exchanged for Agency Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Capital Shares may be exchanged for Capital Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	None	Service Shares may be exchanged for Service Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Investor Class Shares may be exchanged for Investor Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.

_________________

[9]	Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. See note 4 above for definition of “J.P. Morgan Funds” for purposes of the exchange privileges.

	E*Trade	Direct	Eagle
Initial Sales Load	None	None	None
Contingent Deferred Sales Charge (CDSC)	None	None	None
Rule 12b-1 Distribution Fees	0.60% per annum of average daily net assets	None	0.25% per annum of average daily net assets
Shareholder Servicing Fees	Up to 0.30% per annum of average daily net assets	Up to 0.15% per annum of average daily net assets	Up to 0.30% per annum of average daily net assets
Conversion Features	None	None	None
Exchange Privileges	None	Direct Shares may be exchanged for Direct Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.

Eagle Class Shares may be exchanged for Eagle Class Shares of other JPMorgan Funds or for shares of any other mutual fund advised or offered by Eagle Asset Management, Inc. (an “Eagle Mutual Fund”), subject to meeting any investment or eligibility requirements of the JPMorgan Fund or Eagle Mutual Fund.

Other Shareholder Services.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds’ shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

Sales Charge Waivers.

Sales charges may be waived as permitted by Rule 22d-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Shareholders relying upon any of the sales charge waivers must qualify for such waiver.

Conversions.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) after eight years (after six years for Short-Term Funds) from the date of purchase.  Conversion does not result in any sales charges or fees, nor does it subject the shareholder to any federal income tax as a result of the conversion.

If a shareholder effects one or more exchanges among Class B shares of the Funds during the relevant six- or eight-year period, the holding periods for the shares of each JPMorgan Fund will be aggregated for purposes of calculating the relevant period.  Because the per share net asset value of the Class A shares of a Variable NAV Fund may be higher than that of the Class B shares of the same Fund at the time of conversion, a shareholder may receive fewer Class A shares of the Fund than the number of Class B shares converted, although the dollar value will be the same.

A shareholder will not be charged a conversion fee.  After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, the availability of an opinion of counsel or tax advisor, or the applicability of the reasoning therein that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Class A Shares”) which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Morgan Shares”) which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

Exchange Privilege.

The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below.  The Companies do not impose a charge for processing exchanges of shares.  However, a sales charge may be payable in the following circumstances:

a)

Shareholders owning other classes of a Fund will pay a sales charge if they exchange their shares for Class A shares and they do not qualify for a sales charge waiver.

b)

Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and the Fund from which they are exchanging did not charge a sales charge, but the Fund into which they are exchanging does.  In connection with the foregoing, shareholders would pay the sales charge applicable to the Fund into which they are exchanging.

c)

Shareholders owning Class B and Class C shares of a Fund will not pay a sales charge at the time of the exchange; however:

1.

The new Class B and Class C shares will be subject to the CDSC of the Fund from which the shareholder exchanged, except for the Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short-Intermediate Municipal Bond Fund, and JPMorgan Limited Duration Bond Fund (the “Short Term Bond Funds”).  If you exchange Class C Shares of the Short Term Bond Funds, your new Class C Shares will be subject to the CDSC of the Fund into which you exchanged.

2.

The current holding period of the shareholder’s exchanged Class B or Class C shares, other than exchanged Class C shares of the Short Term Bond Funds, is carried over to the new shares.

3.

If a shareholder exchanges out of Class C shares of one of the Short Term Bond Funds, a new CDSC period applicable to the Fund into which the Shareholder exchanged will begin on the date of the exchange.

Shareholders exchanging into Eagle Class Shares from an Eagle Mutual Fund that have previously paid a sales charge in the Eagle Mutual Fund will exchange with no additional sales charge for the duration that the shares remain in the Eagle Class Shares.  Shareholders exchanging into Eagle Class Shares from an Eagle Mutual Fund that have not previously been subject to an initial sales charge or CDSC holding period will be subject to the initial purchase conditions of the Eagle Mutual Fund as disclosed in that Eagle Mutual Fund’s prospectus.

Additional Information Regarding Exchanges

The Companies may change the terms or conditions of the exchange privilege discussed herein through amendment to this Plan and upon sixty (60) days’ written notice to shareholders.

Redemption Fees.

Shareholders generally may redeem their shares without sales charge on any Business Day.  Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above.  In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund’s then-current NAV per share, less any applicable CDSC.  This 2% discount, referred to in the Funds’ prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.  The redemption fee does not apply to shares as provided in the Funds' registration statements.

When shares of one class of a Fund are exchanged for shares of a different class of the same Fund, the holding period for purposes of the redemption fee will be calculated based on the purchase date of the original class of shares not on the period since the exchange.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC or redemption fee.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time.  This method should result in the lowest possible fee.

Dividends.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

Board Review.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and have examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective:  February 19, 2005

Amended and Restated effective: November 17, 2010

EXHIBIT A

Investment Companies Adopting this Combined Rule 18f-3 Multi-Class Plan

(as of November 17, 2010)

Name of the Trust

Name of Entity	State and Form of Organization
J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation
J.P. Morgan Mutual Fund Group	Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust
JPMorgan Trust I	Delaware statutory trust
JPMorgan Trust II	Delaware statutory trust
Undiscovered Managers Funds	Massachusetts business trust

EXHIBIT B

Multi-Class Funds Covered under Combined Rule 18f-3 Multi-Class Plan

(as of November 17, 2010)

JPMorgan Equity Funds

	Class A	Class B	Class C	Select	Institutional	Ultra/R6 (Ultra to be renamed Class R6 as of 11/30/10 for existing classes)	Class M	Investor	Class R2	Class R5
Highbridge Dynamic Commodities Strategy Fund	X		X	X						X
Highbridge Statistical Market Neutral Fund	X		X	X
JPMorgan Access Balanced Fund	X		X	X	X
JPMorgan Access Growth Fund	X		X	X	X
JPMorgan Alternative Strategies Fund*	X		X	X						X
JPMorgan Asia Equity Fund*	X			X	X
JPMorgan China Region Fund*	X		X	X
JPMorgan Disciplined Equity Fund	X			X	X	X
JPMorgan Diversified Fund	X	X	X	X	X
JPMorgan Diversified Real Return Fund	X		X	X					X	X
JPMorgan Dynamic Growth Fund	X		X	X						X
JPMorgan Dynamic Small Cap Growth Fund	X	X	X	X
JPMorgan Emerging Economies Fund	X		X	X						X
JPMorgan Emerging Markets Equity Fund*	X	X	X	X	X
JPMorgan Equity Income Fund	X	X	X	X
JPMorgan Equity Index Fund	X	X	X	X
JPMorgan Global Equity Income Fund*	X		X	X					X	X
JPMorgan Global Focus Fund*	X		X	X						X
JPMorgan Global Natural Resources Fund	X		X	X					X	X
JPMorgan Growth Advantage Fund	X	X	X	X						X
JPMorgan Growth and Income Fund	X	X	X	X
JPMorgan Growth Long/Short Fund	X		X	X
JPMorgan Income Builder Fund*	X		X	X
JPMorgan India Fund*	X		X	X
JPMorgan International Equity Fund*	X	X	X	X		X			X	X
JPMorgan International Equity Index Fund*	X	X	X	X					X
JPMorgan International Opportunities Fund*	X	X	X	X	X	X
JPMorgan International Opportunities Plus Fund*	X		X	X
JPMorgan International Realty Fund*	X		X	X						X
JPMorgan International Small Cap Equity Fund	X	X		X	X
JPMorgan International Value Fund*	X	X	X	X	X	X			X
JPMorgan Intrepid America Fund	X		X	X					X	X
JPMorgan Intrepid European Fund*	X	X	X	X	X

1

	Class A	Class B	Class C	Select	Institutional	Ultra/R6 (Ultra to be renamed Class R6 as of 11/30/10 for existing classes)	Class M	Investor	Class R2	Class R5
JPMorgan Intrepid Growth Fund	X		X	X					X	X
JPMorgan Intrepid International Fund*	X		X	X	X				X
JPMorgan Intrepid Mid Cap Fund	X	X	X	X
JPMorgan Intrepid Multi Cap Fund	X		X	X
JPMorgan Intrepid Value Fund	X		X	X		X			X	X
JPMorgan Investor Balanced Fund	X	X	X	X
JPMorgan Investor Conservative Growth Fund	X	X	X	X
JPMorgan Investor Growth & Income Fund	X	X	X	X
JPMorgan Investor Growth Fund	X	X	X	X
JPMorgan Large Cap Growth Fund	X	X	X	X		X			X	X
JPMorgan Large Cap Value Fund	X	X	X	X		X			X	X
JPMorgan Latin America Fund*	X		X	X
JPMorgan Market Expansion Index Fund	X	X	X	X					X
JPMorgan Mid Cap Core Fund	X		X	X		X			X	X
JPMorgan Mid Cap Equity Fund	X		X	X
JPMorgan Mid Cap Growth Fund	X	X	X	X					X
JPMorgan Mid Cap Value Fund	X	X	X	X	X				X
JPMorgan Multi-Cap Long/Short Fund	X		X	X
JPMorgan Multi-Cap Market Neutral Fund	X	X	X	X
JPMorgan Realty Income Fund	X	X	X		X					X
JPMorgan Research Equity Long/Short Fund	X		X	X						X
JPMorgan Research Market Neutral Fund	X	X	X	X	X
JPMorgan Russia Fund*	X		X	X
JPMorgan Small Cap Core Fund				X
JPMorgan Small Cap Equity Fund	X	X	X	X					X	X
JPMorgan Small Cap Growth Fund	X	X	X	X	X	X			X
JPMorgan Small Cap Value Fund	X	X	X	X		X			X	X
JPMorgan SmartRetirement 2010 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2015 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2020 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2025 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2030 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2035 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2040 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2045 Fund	X		X	X	X				X
JPMorgan SmartRetirement 2050 Fund	X		X	X	X				X
JPMorgan SmartRetirement Income Fund	X		X	X	X				X
JPMorgan Tax Aware Disciplined Equity Fund (to be renamed JPMorgan Tax Aware Equity Fund as of 12/10/10)	X		X	X	X
JPMorgan Tax Aware U.S. Equity Fund	X	X	X	X	X
JPMorgan U.S. Dynamic Plus Fund	X		X	X

2

	Class A	Class B	Class C	Select	Institutional	Ultra/R6 (Ultra to be renamed Class R6 as of 11/30/10 for existing classes)	Class M	Investor	Class R2	Class R5
JPMorgan U.S. Equity Fund	X	X	X	X	X	X			X	X
JPMorgan U.S. Large Cap Core Plus Fund	X		X	X					X	X
JPMorgan U.S. Large Cap Value Plus Fund	X		X	X						X
JPMorgan U.S. Real Estate Fund	X		X	X					X	X
JPMorgan U.S. Research Equity Plus Fund	X		X	X					X	X
JPMorgan U.S. Small Company Fund	X		X	X	X
JPMorgan Value Advantage Fund	X		X	X	X
JPMorgan Value Discovery Fund	X		X	X						X
Undiscovered Managers Behavioral Growth Fund	X	X	X		X			X
Undiscovered Managers Behavioral Value Fund	X	X	X		X

JPMorgan Fixed Income Funds

	Class A	Class B	Class C	Select	Institutional	Ultra/R6 (Ultra to be renamed Class R6 as of 11/30/10 for existing classes)	Class R2	Class R5
JPMorgan Arizona Municipal Bond Fund	X	X	X	X
JPMorgan California Tax Free Bond Fund	X		X	X	X
JPMorgan Core Bond Fund	X	X	X	X		X	X	X
JPMorgan Core Plus Bond Fund	X	X	X	X	X	X	X
JPMorgan Credit Opportunities Fund	X		X	X		X	X	X
JPMorgan Emerging Markets Debt Fund*	X		X	X				X
JPMorgan Government Bond Fund	X	X	X	X		X	X
JPMorgan High Yield Fund*	X	X	X	X		X	X	X
JPMorgan Inflation Managed Bond Fund	X		X	X		X	X	X
JPMorgan Intermediate Tax Free Bond Fund	X	X	X	X	X
JPMorgan International Currency Income Fund*	X		X	X
JPMorgan Michigan Municipal Bond Fund	X	X	X	X
JPMorgan Mortgage-Backed Securities Fund	X			X		X
JPMorgan Multi-Sector Income Fund	X		X	X			X	X
JPMorgan Municipal Income Fund	X	X	X	X
JPMorgan New York Tax Free Bond Fund	X	X	X	X	X
JPMorgan Ohio Municipal Bond Fund	X	X	X	X
JPMorgan Real Return Fund	X		X	X	X
JPMorgan Strategic Income Opportunities Fund	X		X	X				X
JPMorgan Strategic Preservation Fund	X		X	X				X
JPMorgan Tax Aware High Income Fund	X		X	X
JPMorgan Tax Aware Income Opportunities Fund	X		X	X

3

	Class A	Class B	Class C	Select	Institutional	Ultra/R6 (Ultra to be renamed Class R6 as of 11/30/10 for existing classes)	Class R2	Class R5
JPMorgan Tax Aware Real Return Fund	X		X	X	X
JPMorgan Tax Free Bond Fund	X	X	X	X
JPMorgan Total Return Fund	X		X	X				X

JPMorgan Short-Term Fixed Income Funds

	Class A	Class B	Class C	Select	Institutional	Ultra/R6 (Ultra to be renamed Class R6 as of 11/30/10 for existing classes)	Class M	Class R5
JPMorgan Managed Income Fund				X	X
JPMorgan Short Duration Bond Fund	X	X	X	X		X
JPMorgan Short Term Bond Fund II	X			X			X
JPMorgan Short-Intermediate Municipal Bond Fund	X	X	X	X	X
JPMorgan Treasury & Agency Fund	X	X	X	X
JPMorgan Limited Duration Bond Fund	X	X	X	X		X

Money Market Funds

	Capital	Institutional	Agency	Premier	Investor	Morgan	Reserve	Class B	Class C	Cash Management	Service	E*TRADE	Direct	Eagle
JPMorgan 100% U.S. Treasury Securities Money Market Fund	X	X	X	X		X	X				X
JPMorgan California Municipal Money Market Fund						X					X	X
JPMorgan Current Yield Money Market Fund	X	X
JPMorgan Federal Money Market Fund		X	X	X		X	X
JPMorgan Liquid Assets Money Market Fund	X	X	X	X	X	X	X	X	X		X	X
JPMorgan Michigan Municipal Money Market Fund				X		X	X
JPMorgan Municipal Money Market Fund		X	X	X		X	X				X	X
JPMorgan New York Municipal Money Market Fund						X	X				X	X
JPMorgan Ohio Municipal Money Market Fund				X		X	X				X
JPMorgan Prime Money Market Fund	X	X	X	X	X	X	X	X	X	X	X		X	X
JPMorgan Tax Free Money Market Fund		X	X	X		X	X						X	X
JPMorgan U.S. Government Money Market Fund	X	X	X	X	X	X	X				X		X
JPMorgan U.S. Treasury Plus Money Market Fund		X	X	X	X	X	X	X	X		X		X

4